Exhibit 10.1

EXCHANGE AGREEMENT

THIS AGREEMENT, dated as of March ___, 2016, is entered into by and between ANDALAY SOLAR, INC., a Delaware corporation (the “Company”) and ____________.

WITNESSETH:

WHEREAS, ______ serves as a __________ of Company since __________; and

WHEREAS, Company wishes to provide, and _________ wishes to accept, in lieu of ___________, a total of ____________ shares of Series E Preferred Stock of the Company (the “Preferred Shares”).

NOW, THEREFORE, in consideration for the foregoing, the parties hereto agree as follows:

1.
___________ and the Company hereby agree the Preferred Shares shall be granted in lieu of other forms of stock or option compensation. Thus, concurrently with the execution of this Agreement, _________ shall release the Company from any obligation to otherwise provide _____________, and the Company shall execute and deliver to __________a stock certificate for the Preferred Shares.

2.	_________ represents and warrants to, and covenants and agrees with, the Company as follows:

a.	___________ is receiving the Preferred Shares for his own account for investment only and not with a view towards the public sale or distribution thereof.

b.
____________ is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3); (ii) experienced in making investments of the kind described in this Agreement; (iii) able, by reason of his business and financial experience, to protect his own interests in connection with the transactions described in this Agreement, and the related documents; and (iv) able to afford the entire loss of his investment in the Preferred Shares.

3.
This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.  A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.  This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereto, superseding all prior agreements, understandings or discussions.

IN WITNESS WHEREOF, the Company and ______have caused this Agreement to be executed by their duly authorized representatives on the date as first written above.

                                                                ANDLALAY SOLAR, INC.

By:       ______________________
Name: ______________________
Title:  ______________________